Exhibit No. 5

Baker & Hostetler LLP

3200 National City Center 1900 East 9th Street
Cleveland, OH 44114-3485

June 18, 2007	T 216.621.0200
F 216.696.0740
www.bakerlaw.com
The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
Re:   Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to The Progressive Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of a presently indeterminate number or principal amount of: (i) senior debt securities of the Company (the “Senior Debt Securities”) and (ii) junior subordinated debt securities of the Company (the “Junior Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities are to be issued under an Indenture dated as of September 15, 1993, as supplemented by the First Supplemental Indenture dated March 15, 1996, the Second Supplemental Indenture dated February 26, 1999, the Third Supplemental Indenture dated December 7, 2001, the Fourth Supplemental Indenture dated November 21, 2002 and the Fifth Supplemental Indenture dated June 13, 2007 (the “Senior Debt Indenture”), between the Company and U.S. Bank National Association (successor trustee to State Street Bank and Trust Company, successor trustee to First National Bank of Boston), as trustee (the “Senior Debt Trustee”). The Junior Debt Securities are to be issued under a Junior Subordinated Indenture (as may be supplemented from time to time, the “Junior Debt Indenture”) to be entered into by the Company and The Bank of New York Trust Company, N.A., as trustee (the “Junior Debt Trustee”).
      In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement, records of the corporate proceedings of the Company and such other agreements, documents, certificates and other statements of governmental officials and other instruments as we deemed necessary to render this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Cincinnati	Cleveland	Columbus	Costa Mesa	Denver	Houston	Los Angeles	New York	Orlando	Washington, D.C.

The Progressive Corporation
June 18, 2007

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:
     The Debt Securities will be legally issued and binding obligations of the Company, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, when:
     (a)  the Junior Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Junior Debt Trustee;
     (b)  final resolutions shall have been duly adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof, authorizing the issuance and sale of such Debt Securities, as contemplated by the Registration Statement and the Senior Debt Indenture or the Junior Debt Indenture, as applicable, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement;
     (c)  any required supplemental indenture under which the particular Debt Securities are to be issued shall have been duly executed as provided in the Senior Debt Indenture or Junior Debt Indenture, as applicable, and such resolutions;
     (d)  the Debt Securities shall have been issued and sold as described in the Registration Statement and in a related prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement; and
     (e)  the Debt Securities shall have been duly executed, authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefore in accordance with the Senior Debt Indenture or Junior Debt Indenture, as applicable, and any supplement thereto.
It is understood that this opinion is to be used only in connection with the offer and sale of the Debt Securities while the Registration Statement is in effect.
     This opinion is expressed as of the date hereof. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Debt Securities.

The Progressive Corporation
June 18, 2007

     This opinion is limited to matters of federal and Ohio law, and we express no opinion herein as to the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-3 relating to the Debt Securities and the reference to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Sincerely,
/s/ Baker & Hostetler LLP